For immediate release

Miller Energy Resources to Host Third Quarter Conference Call on March 22, 2011

HUNTSVILLE, Tenn. -- March 21, 2011 -- Miller Petroleum, Inc. d/b/a Miller Energy Resources (NasdaqGS: MILL) announced today that it will release its 2011 third quarter financial results after the close of trading on Tuesday, March 22, 2011.  Scott M. Boruff, Chief Executive Officer, and Paul W. Boyd, Chief Financial Officer, will host a conference call the same day at 5:30 p.m. Eastern time to review these results.

Participants can access the call by dialing 800-776-0087, Confirmation code: 5969592.  In addition, the call will be webcast on the Investor section of the company’s website at www.millerenergyresources.com where it will also be archived for 30 days.  A telephone replay will be available through March 29, 2011.

To access the replay, please dial 888-203-1112.  At the system prompt, please enter code 5969592 followed by the # sign.  Playback will automatically begin.

About Miller

Miller Energy Resources is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller's focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale.  Miller is headquartered in Huntsville, Tennessee with offices in Anchorage, Alaska and Knoxville, Tennessee.

For more information, please contact the following:

Robert L. Gaylor
SVP Investor Relations
Miller Energy Resources
3651 Baker Highway
P.O. Box 130
Huntsville, Tennessee 37756
Phone: (865) 223-6575
Fax: (865) 691-8209
bobby@millerenergyresources.com
Web Site: http://www.millerenergyresources.com